Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for First Quarter 2019

Oklahoma City, Oklahoma, May 8, 2019 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended March 31, 2019.

Highlights during the first quarter
•Production of 3.2 MMBoe, a 4% increase from fourth quarter
•G&A decreased 27% and Adjusted G&A decreased 17% year-over-year
•Net loss of $5 million, or $0.15 per share, or breakeven on an adjusted net income basis (excluding non-cash impact of derivatives and other items)
•EBITDA of $35 million and Adjusted EBITDA of $41 million
•Reaffirming full year guidance

Paul McKinney, President and CEO commented, “Our first quarter results reveal early progress on our business strategy to deliver competitive and sustainable returns. Our production is up 4% over the previous quarter and we have substantially reduced our year-over-year cash costs with reductions in both LOE and G&A. We intend to make additional progress reducing our cash costs throughout the remaining quarters of 2019 and although we have benefited this quarter from higher oil prices, we will continue to stand by our commitment to financial discipline, and plan to spend within or very close to within our cash flow. Preserving our balance sheet is vital in the current commodity price environment and allows us to remain opportunistic in the market place.

“Operationally speaking, we are pleased with the results from our drilling programs in both North Park and the Mid-Continent areas. The average 30-Day IP rates from our Mid-Continent wells have met or exceeded type curve and the rates in North Park continue to meet expectations. Now that the Colorado Senate Bill 181 has been signed into law, we believe more clarity will come as the various regulatory agencies finalize their rulemaking. We anticipate that our development plans will experience minimal impacts from these changes primarily because none of our leasehold is located in highly developed or populated areas. We look forward to working with Jackson County, the COGCC, the BLM, and the local community to safely and responsibly continue our development plans in North Park.”

Financial Results
For the first quarter, the Company reported a net loss of $5 million, or $0.15 per share, and net cash provided by operating activities of $32 million. After adjusting for certain items, the Company broke even on an adjusted net income basis, operating cash flow totaled $41 million and adjusted EBITDA was $41 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release beginning on page 11.

Operational Results and Activity
During the quarter, production totaled 3.2 MMBoe (27% oil, 28% NGLs and 45% natural gas). The Company averaged two rigs in the Mid-Continent region targeting the Northwest STACK Meramec and one rig in North Park Basin targeting the Niobrara. Capital expenditures totaled $71 million for the quarter, which includes $36 million of completion capital carryover from 2018. The Company reaffirms capital guidance of $160 to $180 million for the year.

North Park Basin Asset in Jackson County, Colorado
Net oil production from the North Park Basin totaled 275 MBo (3.1 MBopd) for the first quarter. During the quarter, the Company drilled four wells, including two southern delineation wells and two wells within the core development area. The Company brought eight wells to sales late in the quarter that will significantly increase second quarter oil production. Three of these wells are in the Surprise Unit at the far southern end of the play and are currently producing approximately 1,800 Bopd. The other five wells complete a high-density spacing test initiated last year on the western side of the field. These results will be used to help define future development plans.

Mid-Continent Assets in Oklahoma and Kansas
In the first quarter, production in the Mississippian totaled 2.7 MMBoe (29.4 MBoepd, 18% oil) and Northwest STACK production totaled 236 MBoe (2.6 MBoepd, 45% oil).

During the quarter, the Company drilled eight wells in the Northwest STACK targeting the Meramec, with five of these wells drilled under the previously announced Drilling Participation Agreement. The Company also brought seven wells to sales with a 30-Day IP per well average of 576 Boepd (76% oil).

Liquidity and Capital Structure
As of May 2, 2019, the Company's total liquidity was $316 million, which includes $11 million of cash and $305 million of availability under its credit facility, net of outstanding letters of credit. The Company currently has $40 million drawn on the facility. The borrowing base is under evaluation by the Company and its lenders in connection with the scheduled spring redetermination.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, May 9, 2019 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (833) 245-9650 and from outside the U.S. is (647) 689-4222. The passcode for the call is 5575467. An audio replay of the call will be available from May 9, 2019 until 11:59 pm CT on June 9, 2019. The number to access the conference call replay from within the U.S. is (800) 585-8367 and from outside the U.S. is (416) 621-4642. The passcode for the replay is 5575467.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2019 Operational and Capital Expenditure Guidance
Presented below is the Company’s operational and capital expenditure guidance for 2019.

Guidance
Projection as of
May 8, 2019
Production
Oil (MMBbls)	3.7 - 3.9
Natural Gas Liquids (MMBbls)	2.5 - 2.6
Total Liquids (MMBbls)	6.2 - 6.5
Natural Gas (Bcf)	31.0 - 33.0
Total (MMBoe)	11.4 - 12.0

Price Differentials to NYMEX
Oil (per Bbl)	($4.30)
Natural Gas Liquids (realized % of NYMEX WTI)	37%
Natural Gas (per MMBtu)	($1.30)

Expenses
LOE	$89 - $94 million
Adjusted G&A Expense (1)	$34 - $37 million

% of Revenue
Severance and Ad Valorem Taxes	6.5% - 7.0%

Capital Expenditures ($ in millions)

Drilling and Completion	$115 - $125
Other Exploration and Production	$45 - $55
Total Capital Expenditures	$160 - $180
(excluding acquisitions and plugging and abandonment)

1.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 11. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2019	2018
Production - Total
Oil (MBbl)	849	926
NGL (MBbl)	875	700
Natural Gas (MMcf)	8,620	9,487
Oil equivalent (MBoe)	3,161	3,207
Daily production (MBoed)	35.1	35.6

Average price per unit
Realized oil price per barrel - as reported	$50.84	$57.60
Realized impact of derivatives per barrel	—	(8.40)
Net realized price per barrel	$50.84	$49.20

Realized NGL price per barrel - as reported	$14.98	$23.41
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$14.98	$23.41

Realized natural gas price per Mcf - as reported	$1.95	$1.82
Realized impact of derivatives per Mcf	0.59	0.17
Net realized price per Mcf	$2.54	$1.99

Realized price per Boe - as reported	$23.11	$27.12
Net realized price per Boe - including impact of derivatives	$24.72	$25.21

Average cost per Boe
Lease operating	$7.21	$7.33
Production, ad valorem, and other taxes	$1.61	$1.94
Depletion (1)	$11.54	$8.73

Earnings per share
Loss per share applicable to common stockholders
Basic	$(0.15)	$(1.18)
Diluted	$(0.15)	$(1.18)

Adjusted net income per share available to common stockholders
Basic	$—	$0.17
Diluted	$—	$0.17

Weighted average number of shares outstanding (in thousands)
Basic	35,322	34,575
Diluted (2)	35,322	34,637

(1) Includes accretion of asset retirement obligation.
(2) Includes shares considered antidilutive for calculating loss per share in accordance with GAAP.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2019.

Three Months Ended
March 31, 2019
(In thousands)

Drilling and Completion	53,749
Other Exploration and Production	17,695
Total Capital Expenditures	$71,444
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
As of May 7, 2019, the Company had no outstanding derivative positions.

Capitalization
The Company’s capital structure as of March 31, 2019 and December 31, 2018 is presented below:

	March 31, 2019	December 31, 2018

	(In thousands)

Cash, cash equivalents and restricted cash	$9,335	$19,645

Credit facility	$20,000	$—
Total debt	20,000	—

Stockholders’ equity
Common stock	36	36
Warrants	88,518	88,516
Additional paid-in capital	1,056,235	1,055,164
Accumulated deficit	(301,329)	(295,995)
Total SandRidge Energy, Inc. stockholders’ equity	843,460	847,721

Total capitalization	$863,460	$847,721

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues
Oil, natural gas and NGL	$73,048	$86,966
Other	188	162
Total revenues	73,236	87,128
Expenses
Lease operating expenses	22,779	23,519
Production, ad valorem, and other taxes	5,080	6,234
Depreciation and depletion—oil and natural gas	36,465	27,997
Depreciation and amortization—other	2,943	3,153
Impairment	—	4,170
General and administrative	9,939	13,682
Proxy contest	—	407
Employee termination benefits	—	31,587
Loss on derivative contracts	209	18,330
Other operating expense	82	16
Total expenses	77,497	129,095
Loss from operations	(4,261)	(41,967)
Other (expense) income
Interest expense, net	(585)	(948)
Gain on extinguishment of debt	—	1,151
Other (expense) income, net	(431)	873
Total other (expense) income	(1,016)	1,076
Loss before income taxes	(5,277)	(40,891)
Income tax expense	—	3
Net loss	(5,277)	(40,894)
Loss per share
Basic	$(0.15)	$(1.18)
Diluted	$(0.15)	$(1.18)
Weighted average number of common shares outstanding
Basic	35,322	34,575
Diluted	35,322	34,575

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$7,354	$17,660
Restricted cash - other	1,981	1,985
Accounts receivable, net	51,053	45,503
Derivative contracts	—	5,286
Prepaid expenses	3,128	2,628
Other current assets	251	265
Total current assets	63,767	73,327
Oil and natural gas properties, using full cost method of accounting
Proved	1,344,552	1,269,091
Unproved	57,363	60,152
Less: accumulated depreciation, depletion and impairment	(614,972)	(580,132)
	786,943	749,111
Other property, plant and equipment, net	200,014	200,838
Other assets	820	1,062
Total assets	$1,051,544	$1,024,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$119,436	$111,797
Current maturities of long-term debt	20,000	—
Asset retirement obligation	25,355	25,393
Other current liabilities	29	—
Total current liabilities	164,820	137,190
Asset retirement obligation	35,836	34,671
Other long-term obligations	7,428	4,756
Total liabilities	208,084	176,617
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,687 issued and outstanding at March 31, 2019 and December 31, 2018	36	36
Warrants	88,518	88,516
Additional paid-in capital	1,056,235	1,055,164
Accumulated deficit	(301,329)	(295,995)
Total stockholders’ equity	843,460	847,721
Total liabilities and stockholders’ equity	$1,051,544	$1,024,338

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,277)	$(40,894)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	72	(335)
Depreciation, depletion, and amortization	39,408	31,150
Impairment	—	4,170
Debt issuance costs amortization	117	117
Amortization of premiums and discounts on debt	—	(47)
Gain on extinguishment of debt	—	(1,151)
Loss on derivative contracts	209	18,330
Cash received (paid) on settlement of derivative contracts	5,078	(6,119)
Stock-based compensation	996	15,872
Other	(35)	(235)
Changes in operating assets and liabilities	(8,998)	9,549
Net cash provided by operating activities	31,570	30,407
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(62,254)	(65,527)
Acquisition of assets	326	—
Proceeds from sale of assets	341	955
Net cash used in investing activities	(61,587)	(64,572)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	39,596	—
Repayments of borrowings	(19,596)	(36,304)
Reduction of financing lease liability	(293)	—
Cash paid for tax withholdings on vested stock awards	—	(1,661)
Net cash provided by (used in) financing activities	19,707	(37,965)
NET DECREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(10,310)	(72,130)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	19,645	101,308
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$9,335	$29,178

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(408)	$—
Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$(9,190)	$28,258
Right-of-use assets obtained in exchange for financing lease obligations	$1,992	$—

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2019	2018

Net cash provided by operating activities	$31,570	$30,407
Changes in operating assets and liabilities	8,998	(9,549)
Operating cash flow	$40,568	$20,858

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net loss before income tax expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2019	2018

Net loss	$(5,277)	$(40,894)

Adjusted for
Income tax expense	—	3
Interest expense	612	1,107
Depreciation and amortization - other	2,943	3,153
Depreciation and depletion - oil and natural gas	36,465	27,997
EBITDA	34,743	(8,634)

Asset impairment	—	4,170
Stock-based compensation	996	2,922
Loss on derivative contracts	209	18,330
Cash received (paid) upon settlement of derivative contracts	5,078	(6,119)
Employee termination benefits	—	31,587
Proxy contest	—	407
Gain on extinguishment of debt	—	(1,151)
Other	(91)	(840)

Adjusted EBITDA	$40,935	$40,672

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2019	2018

Net cash provided by operating activities	$31,570	$30,407

Changes in operating assets and liabilities	8,998	(9,549)
Interest expense	612	1,107
Employee termination benefits (1)	—	18,637
Proxy contest	—	407
Income tax expense	—	3
Other	(245)	(340)

Adjusted EBITDA	$40,935	$40,672

1.Excludes associated stock-based compensation.

Reconciliation of Net Loss Available to Common Stockholders to Adjusted Net (Loss) Income Available to Common Stockholders
The Company defines adjusted net (loss) income as net (loss) income excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net (loss) income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income available to common stockholders.

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net loss available to common stockholders	$(5,277)	$(0.15)	$(40,894)	$(1.18)

Asset impairment	—	—	4,170	0.12
Loss on derivative contracts	209	0.01	18,330	0.53
Cash received (paid) upon settlement of derivative contracts	5,078	0.14	(6,119)	(0.18)
Employee termination benefits	—	—	31,587	0.91
Proxy contest	—	—	407	0.01
Gain on extinguishment of debt	—	—	(1,151)	(0.03)
Other	(64)	—	(581)	(0.01)

Adjusted net (loss) income available to common stockholders	$(54)	$—	$5,749	$0.17

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	35,322	35,322	34,575	34,637

Total adjusted net income per share	$—	$—	$0.17	$0.17

1.Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating loss per share in accordance with GAAP.

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables.

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$9,939	$3.14	$13,682	$4.27
Stock-based compensation (1)	(996)	(0.31)	(2,921)	(0.91)
Adjusted G&A	$8,943	$2.83	$10,761	$3.36

1.Three-month period ended March 31, 2018 excludes non-cash stock-based compensation included in employee termination benefits in the consolidated statement of operations.

For further information, please contact:
Johna Robinson
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2019 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, and development plans and appraisal programs, estimated oil, natural gas and natural gas liquids production, projected operating, general and administrative and other costs, projected capital expenditures, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the outcome of regulatory initiatives impacting our operations. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippian Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the Northwest STACK Play in Oklahoma and multiple oil rich Niobrara benches in the Colorado North Park Basin.